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                                                                    EXHIBIT 99.1

          NAME, BUSINESS ADDRESS AND PRESENT PRINCIPAL OCCUPATION OF
              EACH EXECUTIVE OFFICER AND DIRECTOR OF HALLIBURTON

I.   Executive Officers of Halliburton

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      NAME                        BUSINESS ADDRESS                     PRESENT PRINCIPAL
                                                                          OCCUPATION
-----------------             -------------------------       --------------------------------
Richard B. Cheney             3600 Lincoln Plaza,             Chairman of the Board and Chief
                              500 North Akard Street          Executive Officer and Director
                              Dallas, Texas 75201-3391

David J. Lesar                3600 Lincoln Plaza,             President and Chief Operating
                              500 North Akard Street          Officer
                              Dallas, Texas 75201-3391

Lester L. Coleman             3600 Lincoln Plaza              Executive Vice President and
                              500 North Akard Street          General Counsel
                              Dallas, Texas 75201-3391

Dale P. Jones                 3600 Lincoln Plaza,             Vice Chairman and Director
                              500 North Akard Street
                              Dallas, Texas 75201-3391

Kenneth R. LeSuer             5151 San Felipe                 Vice Chairman
                              Houston, Texas 77056

Gary V. Morris                4100 Clinton Drive              Executive Vice President and
                              Houston, Texas 77020            Chief Financial Officer

Lewis W. Powers               4100 Clinton Drive              Senior Vice President
                              Houston, Texas 77020

Jerry H. Blurton              4100 Clinton Drive              Vice President and Treasurer
                              Houston, Texas 77020

Robert Charles Muchmore, Jr.  4100 Clinton Drive              Vice President and Controller
                              Houston, Texas 77020


II.  Directors of Halliburton


      NAME                        BUSINESS ADDRESS                     PRESENT PRINCIPAL
                                                                          OCCUPATION
-----------------             -------------------------       --------------------------------

Anne L. Armstrong             Kleberg National Bank Building  Chairman of the Board of
                              6th and Kleberg Streets         Trustees, Center for Strategic and
                              Kingsville, Texas 78363         International Studies,
                                                              Washington, DC

Richard B. Cheney             3600 Lincoln Plaza,             Chairman of the Board and Chief
                              500 North Akard Street          Executive Officer of Halliburton
                              Dallas, Texas 75201-3391        Company

Lord Clitheroe                Downham Hall, Clitheroe         Chairman, The Yorkshire Bank,
                              Lancashire, BB7 4DN             PLC

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      NAME                    BUSINESS ADDRESS                     PRESENT PRINCIPAL
                                                                      OCCUPATION
-----------------         -------------------------       --------------------------------
Robert L. Crandall        AMR Corporation                 Chairman, President and Chief
                          4333 Amon Carter Boulevard      Executive Officer,
                          6 North                         AMR Corporation; and Chairman
                          Ft. Worth, Texas 76155          and Chief Executive Officer,
                                                          American Airlines, Inc.

W.R. Howell               6501 Legacy Drive, Building A   Chairman Emeritus, J.C. Penney
                          1st Floor                       Company, Inc.
                          Plano, Texas 75024

Delano E. Lewis           635 Massachusetts Avenue, N.W.  President and Chief Executive
                          Washington, DC 20001-3753       Officer, National Public Radio

Dale P. Jones             3600 Lincoln Plaza,             Vice Chairman, Halliburton
                          500 North Akard Street          Company
                          Dallas, Texas 75201-3391

C.J. Silas                P.O Box 2127                    Retired Chairman of the Board
                          408 Professional Building       and Chief Executive Officer,
                          4th & Keeler Streets            Phillips Petroleum Company
                          Bartlesville, Oklahoma 74003

Roger T. Staubach         6750 LBJ Freeway, Suite 1100    Chairman and Chief Executive
                          Dallas, Texas 75240             Officer, The Staubach Company

Richard J. Stegemeier     376 South Valencia Avenue       Chairman Emeritus, Unocal
                          Brea, California 92621          Corporation

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